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                                                                    EXHIBIT 4.05

                                 FIRST AMENDMENT
                                       TO
                     SECURITY AGREEMENT (PERSONAL PROPERTY)


               This First Amendment to Security Agreement (this "Amendment") is made and entered into as of May 27, 1998, by and between CHASE BANK OF TEXAS, N.A., a national banking association ("Secured Party"), formerly known as TEXAS COMMERCE BANK NATIONAL ASSOCIATION, and TIDEL ENGINEERING, INC., a Delaware corporation ("Debtor"), under the Credit Agreement (including any and all existing and future amendments thereto, the "Credit Agreement") dated as of June 12, 1997, as amended by that certain Second Amendment to Credit Agreement of even date herewith, by and among Debtor, Secured Party and Tidel Technologies, Inc.

                                R E C I T A L S:

         A. On June 12, 1997, Secured Party and Debtor entered into that certain Security Agreement (as further amended, restated and supplemented from time to time, the "Security Agreement") pursuant to which Debtor granted to Secured Party a security interest in the Collateral as described therein.

         B. Debtor has requested Secured Party to modify the Security Agreement so as to include within the definition of "Secured Indebtedness" certain obligations of Tidel Technologies, Inc., formerly known as American Medical Technologies, Inc., d/b/a AMT Industries, Inc., the parent of Debtor, which are evidenced by a Term Note in the original principal amount of $640,000.00.

         C. Secured Party, at the request of Debtor, for good and valuable consideration, is willing to enter into this Amendment upon the terms and conditions set forth below:

                               A G R E E M E N T:

         NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby covenant and agree as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement.

         2. Secured Indebtedness. Section 2.1 of the Security Agreement is hereby amended by adding the following paragraph (c):

         (c) The obligations of Debtor and Tidel Technologies, Inc. under that certain $640,000.00 Term Note, dated May 27, 1998, executed by Debtor and Tidel







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               Technologies, Inc. and payable to Secured Party, and any
               renewals, extensions, rearrangements and modifications thereof.

         3. Costs and Expenses. Debtor agrees to reimburse Secured Party for Secured Party's costs and expenses, including, but not limited to, attorneys' fees and legal expenses, incurred by Secured Party in connection with the preparation of this Amendment and in connection with the negotiation and consummation of the transaction contemplated hereby.

         4. The Security Agreement. All references to the Security Agreement in the Loan Documents shall be deemed to be the Security Agreement, as modified hereby. Debtor expressly promises to perform all of its obligations under the Security Agreement and other Loan Documents, as modified.

         5. Full Force and Effect. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Security Agreement are and shall remain in full force and effect and are incorporated herein by reference.

         6. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

         7. No Oral Agreements. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.




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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                    SECURED PARTY:

                                    CHASE BANK OF TEXAS, N.A.,
                                    a national banking association


                                    By: /s/ JOANNE BRAMANTI
                                         Joanne Bramanti, Vice President

                                    DEBTOR:

                                    TIDEL ENGINEERING, INC.,
                                    a Delaware corporation


                                    By: /s/ JAMES T. RASH
                                         James T. Rash, Chairman of the Board